Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


     We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, and Class C shares' Prospectuses of Pioneer Growth Leaders Fund, Pioneer Small and Mid Cap Growth Fund, Pioneer AmPac Growth Fund, Pioneer Growth Opportunities Fund, Pioneer AMT-Free Municipal Fund, Pioneer AMT-Free CA Municipal Fund, and Pioneer Tax Free Money Market Fund as well as the Class Y shares' Prospectuses of Pioneer Small and Mid Cap Growth Fund, Pioneer AmPac Growth Fund, Pioneer Growth Opportunities Fund, Pioneer AMT-Free Municipal Fund, and Pioneer Tax Free Money Market Fund, and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Statements of Additional Information of Pioneer Growth Leaders Fund, Pioneer Small and Mid Cap Growth Fund, Pioneer AmPac Growth Fund, Pioneer Growth Opportunities Fund, Pioneer AMT-Free Municipal Fund, Pioneer AMT-Free CA Municipal Fund, and Pioneer Tax Free Money Market Fund and to the incorporation by reference of our reports, dated February 18, 2009, on the financial statements and financial highlights of Pioneer Growth Leaders Fund, Pioneer Small and Mid Cap Growth Fund, Pioneer AmPac Growth Fund, Pioneer Growth Opportunities Fund, Pioneer AMT-Free Municipal Fund, and Pioneer AMT-Free CA Municipal Fund as well as our report, dated February 24, 2009, on the financial statements and financial highlights of Pioneer Tax Free Money Market Fund included in the Annual Reports to the Shareowners for the year ended December 31, 2008 as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 16 to the Registration Statement (Form N-1A, File No. 333-110037) of Pioneer Series Trust II.

                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                            ERNST & YOUNG LLP


Boston, Massachusetts
April 27, 2009